Exhibit 99.1

200 Sandpointe Avenue | Suite 700 Santa Ana, CA 92707-5759 657.335.3665 www.ducommun.com

NEWS RELEASE

Ducommun Incorporated Announces Preliminary First Quarter

2020 Financial Results and Earnings Conference Call Details

SANTA ANA, CALIFORNIA, APRIL 20, 2020 (GLOBE NEWSWIRE) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today announced that it plans to release the Company’s 2020 first quarter financial results after the market closes on April 30, 2020. Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Christopher D. Wampler, the Company’s vice president, interim chief financial officer and treasurer, and controller and chief accounting officer, will host a call at 2:00 p.m. PT (5:00 p.m. ET) to review these results.

“I am looking forward to our Q1 call with investors and analysts on April 30,” said Stephen G. Oswald. “Despite a difficult time for our nation, the Ducommun team rose to the challenge and achieved very good financial performance. We expect to report revenues in excess of $170 million and a gross margin percentage greater than 20% for the fifth consecutive quarter. As a result, we expect to report our ninth consecutive quarter of year-over-year revenue growth and our eighth consecutive quarter of year-over-year gross margin percentage expansion.

“Our top priority is the safety of our workforce and we remain diligent with rigorous safety protocols at our Performance Centers to protect our employees. The Ducommun Foundation established in 2019 also has made contributions of $625,000 to help at-risk individuals and families impacted by the COVID-19 Coronavirus Pandemic through charitable organizations such as the United Way.”

Conference Call Details

To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately 10 minutes before the conference. The participant passcode is 8876975. Mr. Oswald and Mr. Wampler will speak on behalf of the Company and anticipate the meeting and Q&A period to last approximately 45 minutes. This call is being webcast and can be accessed at Ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 8876975.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs and sophisticated industrial applications. For more information, visit Ducommun.com.

Preliminary Results

The unaudited preliminary financial results for the first quarter 2020 represent the most current information available to management and are based on calculations or figures that have been prepared internally by management and have not been reviewed or audited by the Company’s independent registered public accounting firm. The Company’s actual results may differ materially from these preliminary financial results due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between the date of this announcement and when results for the first quarter 2020 are finalized. The preliminary financial results included in this announcement are subject to risks and uncertainties and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles.

Forward-Looking Statements

This press release include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “look forward” and similar expressions in this press release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact; the Company’s financial closing procedures, final adjustments and other developments that may arise between the date of this press release and when results for the first quarter 2020 are finalized; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, April 20, 2020, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).

MEDIA CONTACTS:

Christopher D. Wampler, Vice President, Interim Chief Financial Officer and Treasurer, and Controller & Chief Accounting Officer, 657.335.3665

Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com

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